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                                                                   EXHIBIT 10.11

                           TAX  INDEMNITY  AGREEMENT


     AGREEMENT made as of September___, 1997 between SPR Inc., a Delaware corporation (the "Company"), and Robert Figliulo, David Figliulo, Mike Fletcher, Rene Potter, John Figliulo, James Figliulo, Stephen Figliulo, Jeanne Marie Young, Donald Figliulo, Mark Figliulo, Michael Cymbala, Eugene Figliulo and Stephen Gambill (collectively, the "Shareholders).

     WHEREAS, the Company and its predecessors, SPR Chicago Inc. ("SPR Chicago"), Systems & Programming Resources of Tulsa, Inc. ("SPR Tulsa"), SPR-Wisconsin, Inc. ("SPR Wisconsin"), Systems and Programming Resources, Inc. ("Systems Inc.") and Consulting Acquisition, Inc. ("Data Flex") have previously elected to be treated as an S Corporation (as defined in Section 1361 of the Internal Revenue Code of 1986, as amended ("the Code");

     WHEREAS, the Shareholders and the Company acknowledge that such S Corporation election will terminate (the "Termination") upon completion of a public offering of the Company's stock (the "Initial Public Offering") by reason of the company ceasing to be a Small Business Corporation (as defined in Section 1361 of the Code);


     NOW THEREFORE, the parties hereto agree as follows:

     1.   Payment of Taxes.

          (a) Each Shareholder agrees to pay all federal, state and local income taxes (other than those taxes described in Section 1(b) below) payable with respect to the income of the Company or any predecessor of which he or she was or is a Shareholder to the extent of his or her pro rata interest as a Shareholder, for all taxable years ending with or prior to the Termination; provided, however, that if, and to the extent, an adjustment is made (as a result of a final determination made by a competent tax authority) to the taxable income of the Company or any predecessor for any taxable period ending with or prior to the Termination which results in (i) an increase in income taxes payable by the respective Shareholders for any period for which such Shareholders are required to report income of the Company or any predecessor for a period of the Company or any predecessor ending with or prior to the Termination, and (ii) a tax credit or a decrease in taxable income of the Company or any other item which would reduce the income

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     taxes otherwise payable by the Company for any period following the
     Termination, then the Company shall promptly make a payment (the "Company Payment") to the respective Shareholders in an amount equal to the present value of the sum (the "Tax Benefits") of (x) such decrease in taxable income multiplied by the then applicable corporate tax rate, plus (y) the amount of such tax credits, plus (z) the amount of any tax savings which would be caused by any such other item, which will be realized by the Company, calculated by discounting the Tax Benefits utilizing a discount rate equal to the Applicable Federal Rate ("AFR") (as defined in Section 1274(d) of the Code) which corresponds to the period over which the Tax Benefits will be realized, provided, however, that if, and to the extent, such Tax Benefit is not actually realized by the Company during the period in which such Tax Benefit or portion thereof, was assumed to be realized for purposes of calculating the Company Payment, then the respective Shareholders shall promptly make a payment (the "Shareholder Payment") to the Company equal to the portion of the Tax Benefit which is not actually realized by the Company, together with interest thereon, at the AFR in effect as of the Assumed Tax Benefit Date (as defined below), for the period from the date as of which such Tax Benefit, or portion thereof, was assumed to be realized for purposes of calculating the Company Payment (the "Assumed Tax Benefit Date") to the date of such Shareholder Payment.

          (b) The Company acknowledges that it shall be solely responsible for any federal, state and local taxes (including interest and penalties, if any): (i) directly imposed on the Company, or (ii) computed without regard to the Shareholders' distributive share of the Company's income, including but not limited to the Built-In Gains Tax imposed by Section 1374 of the Code, the Tax on Excess Passive Investment Income imposed by Section 1375 of the Code, and the Illinois Personal Property Replacement Tax.

          2. Pro Rata Allocation of S Corporation Items. The Shareholders and the Company acknowledge that the Company's items of income, loss, deduction, or credit described in Section 1366(a)(1)(A) of the Code, and the amount of the Company's non-separately computed income or loss for the taxable year in which the S Corporation election is terminated shall be allocated between the "short S year" and the "short C year" (as those terms are defined in Section 1362(e)(1) of the Code) pursuant to Section 1362(e)(2) of the Code. The Shareholders and the Company further agree not to make the election provided for under Section 1362(e)(3) of the Code.




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SPR INC.


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SHAREHOLDERS


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Robert Figliulo                          Stephen Figliulo


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David Figliulo                           Jeanne Marie Young


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Mike Fletcher                            Donald Figliulo


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Rene Potter                              Mark Figliulo


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John Figliulo                            Michael Cymbala


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James Figliulo                           Eugene Figliulo


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Stephen Gambill


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